Exhibit 99.1

Worthington Announces Workforce Reductions and Closings

300 Jobs Cut; Three Plants Closing

COLUMBUS, Ohio--(BUSINESS WIRE)--December 5, 2008--Worthington Industries (NYSE: WOR) today announced actions the company is taking to reduce the workforce by approximately 300 employees in the steel processing and metal framing business segments, approximately 4% of the total workforce. These actions are in addition to the previously announced (October 23) closings and job cuts.

Dietrich Metal Framing continues to be heavily impacted by the steep drop off in construction that has resulted from the global financial crisis and, along with steel processing, has seen a dramatic decline in pricing and demand. To mitigate the negative impacts of the current business environment, Dietrich will close its Lunenburg, Mass., facility by February 28, 2009, and suspend operations at two facilities: Miami, Fla., by the end of February, and Phoenix, Ariz., by the end of January. Dietrich intends to re-open the Florida and Arizona facilities if business returns, but in the meantime, the McDonough, Ga., facility will service the Florida market and the Colton, Calif., facility will provide product to the Arizona market. Massachusetts customers will be served by the Boonton, N.J., operation. The total number of employees in the metal framing segment impacted by the closings is 125, approximately 9% of the workforce.

The steel processing segment will reduce its workforce across all locations by approximately 12% or 186 employees. The job cuts include both hourly and salaried employees. The company is also reducing work schedules to better align with the lower market demand and employees are being asked to take unpaid time off.

It is estimated that these workforce reductions and plant closings will result in annual savings of approximately $17 million, with restructuring charges of approximately $5 million primarily due to severance costs and asset write-downs. Additionally, there should be a significant reduction in overall compensation expense as profit sharing and bonuses are expected to decline substantially as earnings are negatively impacted by the depressed market conditions. Worthington’s profit sharing and bonuses have long made up a far greater percentage of compensation than in most companies. The company continues to be focused on reducing all costs; accelerating Transformation initiatives; selling non-core assets; and taking necessary steps to reduce cash requirements and maintain liquidity.

“These are unprecedented times for this industry and our company,” said John P. McConnell, Chairman and CEO of Worthington Industries. “We are reluctantly taking these actions, as they are needed to reduce operating costs in response to market conditions and the extraordinary economic environment. The Transformation effort that we began nine months ago continues to help us drive improvements in our operations, sales and sourcing even in this depressed business cycle, and positions us for success when demand returns.” McConnell added, “While steel processing and metal framing have been severely impacted by deterioration in the automotive and construction markets, pressure cylinders has been less affected and continues to perform well.”

Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America’s premier value-added steel processor and a leader in manufactured metal products such as metal framing, pressure cylinders, automotive past model service stampings, metal ceiling grid systems and laser welded blanks. Worthington employs approximately 7,500 people and operates 68 manufacturing facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company’s foundation.

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the company relating to projected timing, results, cost savings, costs and charges, expenditures, impacts and benefits from Transformation efforts, consolidations, transition plans, plant closings, cost reduction efforts, layoffs and other workforce reductions, or other new initiatives; expected cost savings, profitability, balance sheet strength or financial strength; future or expected growth, growth opportunities, performance, sales, results, earnings, profit sharing or bonuses; projected capacity and working capital needs; pricing trends for raw materials and finished goods, and the impact of pricing changes; anticipated capital expenditures and asset sales; expectations for company and customer inventories, jobs and orders; expectations for the economy and markets; expectations for improvements in efficiencies or the supply chain; expectations for improving margins and increasing shareholder value; and other non-historical matters constitute “forward-looking statements” within the meaning of the Act.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation: the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; product demand and pricing; changes in product mix, product substitution and market acceptance of the company’s products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations; effects of facility closures and the consolidation of operations; the effect of consolidation and other changes within the steel, automotive, construction and related industries; failure to maintain appropriate levels of inventories; the ability to realize targeted expense reductions such as head count reductions, facility closures and other expense reductions; the ability to realize other cost savings and operational efficiencies and improvements on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and achieve synergies therefrom; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties (including bankruptcy filings) of customers, suppliers, joint venture partners and others with whom the company does business; the effect of disruption in business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, acts of war or terrorist activities or other causes; changes in customer inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; adverse claims experience with respect to workers compensation, product recalls or liability, casualty events or other matters; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company’s markets; the impact of judicial rulings and governmental regulations, both in the United States and abroad; and other risks described from time to time in the company’s filings with the United States Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Media Contact
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications
E-mail: cmlyttle@WorthingtonIndustries.com
or
Investor Contact
Allison M. Sanders, 614-840-3133
Director, Investor Relations
E-mail: asanders@WorthingtonIndustries.com
or
www.WorthingtonIndustries.com